EXHIBIT 2.01

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 12th day of November, 1998, by and among Apple Tree Capital Corp., a Florida corporation, (the "ISSUER"), and Eric P. Littman, ("EPL"), Schimatic Technologies, Inc. ("ST") and R&D Technologies, Inc. ("R&D") (and collectively referred to as the "PURCHASERS")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to John Lamb as thc 100% owner of ST, 4,675,00 shares and David Simon as the 100% owner of R&D, 3,825,000 shares of the common stock of ISSUER, $0.01 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of ST and R&D, such that ST and R&D shall become a wholly owned subsidiary of the ISSUER. In addition, as a material inducement to the transaction, EPL will cancel 4,675,000 shares of his common stock of the Issuer.

         2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to ST and R&D the following:

                  i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

                  ii. Capital. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $0.001 par value, of which 5,025,000 shares are issued and outstanding. Of these 5,025,000 shares, the EPL owns 5,000,000 shares. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

Apple Tree Capital Corp. Stock Exchange Agreement, Page 1

                  iii. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited Financial Statements of the ISSUER as of October 5, 1998, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the financial statements.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

                  vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER, or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                  vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  ix. Compliance with Laws. To the best of its knowledge, ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

                  x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

Apple Tree Capital Corp. Stock Exchange Agreement, Page 2

                  xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course) and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xii. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

                           (1)      Articles of Incorporation;
                           (2)      Bylaws;
                           (3)      Minutes of Shareholders Meetings;
                           (4)      Minutes of Directors Meetings;
                           (5)      List of Officers and Directors;
                           (6) Audited Financial Statements of the Company dated March 13, 1998, statements described in Section 2(iii);
                           (7) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

                  xiii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

                  xiv. The Shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

         3. PURCHASERS represent and warrant to ISSUER the following:

                  i. Organization. PURCHASERS are corporations duly organized, validly existing, and in good standing under their respective state laws of incorporation and have all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Canada. All actions taken by the Incorporators, directors and shareholders of PURCHASERS have been valid and in accordance with their respective state laws of incorporation.

                  ii. Counsel. PURCHASERS represent and warrant that prior to Closing, it has been represented by independent counsel.

         4. INVESTMENT INTENT. PURCHASERS are acquiring the Shares for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

Apple Tree Capital Corp. Stock Exchange Agreement, Page 3

         5. CLOSING. The closing of this transaction shall take place at the law offices of Eric P. Littman, 7695 S.W. 104th Street, Suite 210, Miami. Florida, 33156. Unless the closing of this transaction takes place on or before November 13, 1998, then either party may terminate this Agreement.

         6. DOCUMENTS TO BE DELIVERED AT CLOSING.

                  i. By the ISSUER

                           (1)  Board  of  Directors  Minutes   authorizing  the
issuance of a certificate or certificates for the 8,500,000 Shares to be issued pursuant to this Agreement.

                           (2)  Instructions  to the ISSUER's  transfer agent to
cancel 4,475,000 shares currently owned by EPL.

                           (3)  The  resignation  of the  current  officers  and
directors of ISSUER.

                           (4) A Board of Directors  resolution  appointing such
person as MEC designate as a director(s) of ISSUER.

                           (5) Audited  financial  statements  of ISSUER for the
period ending October 5.1998.

                           (6) All of the  business  and  corporate  records  of
ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  ii. PURCHASERS.

                           (1) Delivery to the ISSUER, or to its Transfer Agent,
the certificates representing 100% of the issued and outstanding stock of PURCHASERS.

                           (2) wire  transfer  payable  to the Eric P.  Littman,
P.A. as follows:

                                    (a)   $50,000 on or before January 5, 1999.
                                    (b)   $50,000 on or before February 5, 1999.
                                    (c)   $50,000 on or before March 5, 1999.

All funds shall be wired to:

                                    CITY NATIONAL BANK
                                    801 Brickell Avenue
                                    Miami, FL 33131
                                    ABA: 066004367
                                    CREDIT THE ACCOUNT OF ERIC P. LITTMAN, P.A.,
                                    TRUST ACCOUNT
                                    ACCOUNT NUMBER: 10002924139

Apple Tree Capital Corp. Stock Exchange Agreement, Page 4

         7. MISCELLANEOUS.

                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

                  iv. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  v. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  vi. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vii. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  viii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

Apple Tree Capital Corp. Stock Exchange Agreement, Page 5

                  ISSUER:           Eric P. Littman, Esquire
                  and EPL           7695 S.W. 104th Street
                                    Suite 210
                                    Miami, Florida 33156

                  PURCHASERS:       John Lamb
                                    441 Enterprise Court
                                    Boulder City, NV 89005

         IN WITNESS WHEREOF, the undersigned has executed this Agreement on November 12, 1998.

APPLE TREE CAPITAL CORP.                         SCHIMATIC TECHNOLOGIES, INC.

By:  /s/ Eric P. Littman                         By:
     ----------------------------------               --------------------------
     Eric P. Littman, President                       John Lamb, President

                                                 R&D TECHNOLOGY, INC.

/s/ Eric P. Littman                              By:
----------------------------------------              --------------------------
                                                      David Simon, President



Apple Tree Capital Corp. Stock Exchange Agreement, Page 6